SCHEDULE A

VALUED ADVISERS TRUST

PORTFOLIOS AND CLASSES THEREOF

As amended on March 11, 2015

PORTFOLIO/CLASSES

Golub Group Equity Fund

LS Opportunity Fund

Cloud Capital Strategic All Cap Fund

Angel Oak Multi-Strategy Income Fund

Green Owl Intrinsic Value Fund

Granite Value Fund

BRC Large Cap Focus Equity Fund

Dreman Contrarian Small Cap Value Fund

Sound Mind Investing Fund

Sound Mind Investing Balanced Fund

SMI Dynamic Allocation Fund

BFS Equity Fund

Dana Large Cap Equity Fund

Epicurus Mexico Fixed Income Fund

BRC Mid Cap Diversified Equity Fund

SMI Bond Fund

SMI 50/40/10 Fund